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CONSENT OF ERNST & YOUNG LLP


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses included in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A (No. 33-24848) of Fifth Third Funds.


                                       /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
November 27, 2000